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                                                                    Exhibit 3.3



                                                         SECTION 3.09 AMENDED
                                                         MARCH 9, 1999
                                                         SEE EXHIBIT A

                                     BYLAWS

                                       OF

                            UNISPHERE SOLUTIONS, INC.

ARTICLE I

                                     OFFICES

         SECTION 1.01 REGISTERED OFFICE. The registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801, and said corporation shall be the Registered Agent of this Corporation in charge thereof.

         SECTION 1.02 OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.01 ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal business office of the Corporation, wherever located, on the third Wednesday in April of each year, at 11:00 in the morning. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting.



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         SECTION 2.02 SPECIAL MEETINGS. Meetings of stockholders for any purpose or purposes may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting. Special meetings of the stockholders may be called by the Chairman, the President or the Secretary, or by resolution of the directors.

         SECTION 2.03 VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by written ballot. All elections for directors and all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

         A complete list of the stockholders entitled to vote at any meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 2.04 QUORUM. Except as otherwise required by law or by the Certificate of Incorporation, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty days, or if after the adjournment a new record date is




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fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.05 NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

         SECTION 2.06 ACTION WITHOUT MEETING. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of statute, the Certificate of Incorporation, or these Bylaws, the meeting and vote of stockholders may be dispensed with, if a consent in writing, setting forth the action taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                    DIRECTORS

         SECTION 3.01 NUMBER AND TERM. The number of directors which shall constitute the entire Board of Directors of this Corporation shall be not less than one; the exact number shall be determined by resolution of the directors or the stockholders. The Board of Directors shall be elected at each annual meeting of the stockholders. Each director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal. Directors need not be stockholders.

         SECTION 3.02 RESIGNATIONS. Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or by the Secretary. The acceptance of a resignation shall not be necessary to make it effective.



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         SECTION 3.03 VACANCIES. If the office of any director or member of a committee becomes vacant, for any reason, the remaining directors in office, though less than a quorum, by a majority vote, or sole remaining director, may appoint any qualified person to such vacancy, who shall hold office for the unexpired term and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

         SECTION 3.04 REMOVAL. Any director may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled at such meeting by affirmative vote of a majority in interest of the stockholders entitled to vote.

         SECTION 3.05 INCREASE OF NUMBER. The number of directors may be increased by the affirmative vote of a majority of the directors at any duly constituted Board Meeting or by the affirmative vote of a majority in interest of the stockholders at the Annual Meeting of Stockholders or at a Special Meeting of Stockholders called for that purpose, and by like vote the additional directors may be elected at such meetings to hold office until the election and qualification of their successors or until their earlier resignation, removal or death.

         SECTION 3.06 POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, the Certificate of Incorporation, or these Bylaws conferred upon or reserved to the stockholders.

         SECTION 3.07 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution designating such committee, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or




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exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         SECTION 3.08 MEETINGS. The newly elected directors shall hold their first meeting for the purpose of organization and transaction of business, if a quorum be present, immediately after annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors. This meeting shall be called the Annual Meeting of the Board. At each annual meeting, the Board shall elect a slate of officers, Board Committees, if any, and they may transact such other corporate business as shall be stated in the notice of the meeting.

         REGULAR MEETINGS of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         SPECIAL MEETINGS of the Board may be called by the Chairman, the President, or the Secretary, or on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

         SECTION 3.09 QUORUM AND MANNER OF ACTION. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. Action by the Board shall be effective when taken by majority vote of those present at a meeting at which a quorum is present, unless otherwise required by law, by the Certificate of Incorporation, or by these Bylaws.

         SECTION 3.10 COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from



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serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

         SECTION 3.11 ATTENDANCE AT MEETINGS BY ELECTRONIC MEANS. Members of the Board of Directors or any committee thereof may participate in any regular or special meeting of the Board or such committee by means of conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by a director by such electronic means shall constitute presence in person at any such meeting of the Board or committee.

         SECTION 3.12 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or of the committee.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.01 OFFICERS. The officers of the Corporation shall be a Chairman or President, or both, and a Secretary all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents, a Controller, a Treasurer, and such Assistant Secretaries, Assistant Treasurers and Assistant Controllers as they may deem proper. None of the officers of the Corporation other than the Chairman need be directors. More than one office may be held by the same person, except the offices of President and Secretary.

         SECTION 4.02 RESIGNATION, REMOVAL. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any officer may be removed, for or without cause, at any time, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office shall be filled for the unexpired portion of the term by the Board of Directors.



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         SECTION 4.03 CHAIRMAN OF THE BOARD. The Chairman shall preside, when present, at all meetings of the Board of Directors and stockholders. He shall act in a general advisory capacity to the President, and, in the absence or disability of the President, he may exercise all the powers of that officer. He shall have such further powers and duties as may be conferred upon him by the Board of Directors.

         SECTION 4.04 PRESIDENT. The President, subject to the control of the Board of Directors, shall have general and active charge, control and supervision of all its business and affairs and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, he shall act as chairman at all meetings of the stockholders. Unless the Board shall adopt specific signing authorizations, the President shall have general authority to execute bonds, deeds, mortgages, contract and other instruments in the name and on behalf of the Corporation; to sign stock certificates; to cause the appointment of such officers and agents of the Corporation (other than officers or agents elected or appointed by the Board of Directors) and the employment of employees of the Corporation, as the conduct of the business of the Corporation may require, and to fix their compensation; to remove or suspend any officer, employee or agent who shall not have been elected or appointed by the Board of Directors; to suspend for cause, pending final action by the Board of Directors, any officer or agent who shall have been elected or appointed by the Board of Directors; and, in general, to exercise all the powers generally appertaining to the office of president of a corporation. He shall have such further powers and duties as may be conferred upon him by the Board of Directors.

         SECTION 4.05 VICE PRESIDENTS. Each Vice President, if any shall be elected, shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors or by the President. In the absence or disability of the President and the Chairman, the President's duties shall be performed and his powers may be exercised by such Vice President as shall be designated by the President or, failing such designation, such duties shall be performed and such powers may be exercised by the Vice Presidents in the order of their first election to that office; subject in any case to review and superseding action by the Board of Directors.

         SECTION 4.06 SECRETARY. The secretary shall attend all meetings of the Board of Directors and the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the stockholders and special



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meetings of the Board of Directors and committees thereof; he shall have custody of the corporate seal and shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable, and shall have authority to execute certificates with respect to the contents thereof. He shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant secretary or such other person as shall be designated by the President shall perform his duties.

         SECTION 4.07 TREASURER. The Treasurer, if any shall be elected, shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any other officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, an Assistant Treasurer or such other person as shall be designated by the President shall perform his duties.

         SECTION 4.08 CONTROLLER. The Controller, if any shall be elected, shall be the chief accounting officer of the Corporation, and shall have active control of, and shall be responsible for all matters pertaining to the accounts of the Corporation and its subsidiaries. He shall supervise the auditing of all payrolls and vouchers of the Corporation and its subsidiaries and shall direct the manner of certifying the same; he shall supervise the manner of keeping vouchers for payments by the Corporation and its subsidiaries and other documents relating to such payments; he shall receive, audit and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiaries; he shall supervise the books of account of the Corporation and its subsidiaries, their arrangement and classification; and he shall supervise the accounting and auditing practices of the Corporation and its subsidiaries. In the absence of the Controller, an Assistant Controller or such other person as shall be designated by the President shall perform his duties.



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         SECTION 4.09 ASSISTANT SECRETARIES, ASSISTANT TREASURERS, AND ASSISTANT
CONTROLLERS. Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, if any shall be elected, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

         SECTION 4.10 OTHER OFFICERS AND AGENTS. The Board Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined or assigned from time to time by the Board of Directors, the President or the Chief Executive Officer.

                                   ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01 CERTIFICATES OF STOCK. The shares of the corporation shall be represented by certificates in such form as shall be determined by the Board of Directors and shall be signed by the President or a vice President and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         SECTION 5.02 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and upon such appointments being made, no certificate representing shares of stock shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

         SECTION 5.03 LOST CERTIFICATES. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar.



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In each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

         SECTION 5.04 TRANSFER OF SHARES. The Transfers of shares shall be made on the books of the corporation only by the person named in certificate, or by attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of share of the same class, with duly executed assignment power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or agents may reasonably require, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 5.05 STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors, may fix a new record date for the adjourned meeting.

         SECTION 5.06 DIVIDENDS. Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

         SECTION 5.07 SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used



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by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 5.08 FISCAL YEAR. The fiscal year of the Corporation shall end on September 30th of each year.

         SECTION 5.09 CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 5.10 ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

         SECTION 5.11 NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice to directors may also be given by telegram. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice is required to be given under the provisions of any law, of the Certificate of Incorporation of the Corporation, or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.



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                                   ARTICLE VI

                                 INDEMNIFICATION

         Corporation shall indemnify (a) any person made or threatened to be made a party to any action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, and
(b) any director or officer of the Corporation who served any other company in any capacity at the request of the Corporation, in the manner and to the maximum extent permitted by the statutes of the State of Delaware, as amended from time to time; and the Corporation shall indemnify all corporate personnel of the Corporation, other than directors and officers, in the same manner and to the same extent as any director or officer shall be indemnified.

                                  ARTICLE VII

                                   AMENDMENTS

         These Bylaws may be altered or repealed, and Bylaws may be made, at any meeting of the stockholders by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors at any meeting of the Board of Directors.




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                                    EXHIBIT A

         SECTION 3.09 QUORUM AND MANNER OF ACTION. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. Action by the Board shall be effective when taken by majority vote of those present at a meeting at which a quorum is present, unless otherwise required by law, by the Certificate of Incorporation, or by these Bylaws. If the Board submits any action for the transaction of business which results in equal number of the Directors at the Meeting voting for and against the action and such action would be effective when taken by a majority vote, then in such case the Chairman shall be entitled to cast a tie breaking vote with respect to such action.